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                                                             EXHIBIT 10.4

NORDIC EQUITY PARTNERS CORP

                                                              Date

NORDIC EQUITY PARTNERS CORP. (NEPC)

AND

KJELL SJOSTRAND (KS)

HAVE ENTERED INTO THE FOLLOWING

                                    AGREEMENT

1. NEPC employs KS as Chief Financial Officer, Treasurer and Secretary of the Company. The employments are conditional upon the successful completion of the currently ongoing Public Offering of shares of NEPC and the employments eventually go into effect from that date.

2. This agreement shall be for a period of 3 - three years. However, this agreement may be subject to earlier termination by NEPC on the grounds of misconduct of KS's obligations and/or lack of sufficient assignments. Termination by NEPC for these reasons shall be effective 1
         - one year after NEPC gives written notice of such termination to KS.

3. KS's assignments will be outlined in written instructions which will be issued by NEPC. KS will be in charge of duties like, but not limited to, public information, reporting to SEC, analyses and descriptions of new acquisitions, preparations of new offerings etc.

4. During the term of this Agreement, NEPC agrees to pay KS, and KS agrees to accept, a salary of USD 10,000, - per month.

         Car costs will be reimbursed within the limit of USD 500, per month and health insurance covered within the limit of USD 1,500 - per year. Other relevant costs will be reimbursed as specifically agreed upon between the parties.

         Olso/Stockholm/New York                      September 1996


         Nordic Equity Partners Corp.                 Kjell Sjostrand


         /s/ Sven Goran Haggqvist /s/ Bjorn Nysted    /s/ Kjell Sjostrand
         ------------------------ ----------------    -------------------

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Nordic Equity Partners Corp.                               Phone +46 8 24 93 02
c/o AB Antion, Sveavagen 60                                Fax   +46 8 24 93 03
S-111 34 STOCKHOLM, Sweden